Exhibit 99.1

BOSTON PRIVATE FINANCIAL HOLDINGS, INC. ANNOUNCES

THIRD QUARTER RESULTS

Company Announces Charges Related To First Private Loan Portfolio Sale,

Non-Cash Charges Associated with Capital Plan and Goodwill Impairments

Boston, MA, October 22, 2008 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today reported a third quarter GAAP loss of $273.4 million or $5.92 per share. This was the result of non-cash charges totaling $227.0 million, net of tax, with an impact of $4.45 per share, and an increased loan loss provision of $86.4 million, net of tax, or $1.69 per share.

Excluding these items, the Company generated $103.7 million in revenues from solid private banking results in Boston and Northern California, strong wealth management segment performance and record net asset inflows during the quarter.

The most significant of the non-cash charges was the goodwill impairment charge of $196.4 million triggered by general economic deterioration and primarily driven by declines in bank valuations in the Southeast and Pacific Northwest. The second was a non-cash accounting adjustment totaling $30.5 million caused by the appreciation of the Company’s common stock price which increased the value of the warrants and preferred securities issued during the July capital raise. These non-cash charges have no impact on the Company’s tangible capital levels, regulatory capital ratios or liquidity.

In line with expectations, the Company posted an increased loan loss provision of $83.6 million (net of tax) related to the previously announced intent to sell the non-strategic Southern California loan portfolio. The loan sale is expected to be completed in the fourth quarter of 2008, at which time the Company will post a gain or loss to reflect the final sale price of the loans.

Operational highlights for the third quarter of 2008 include:

•	Reduction of classified loans by 28%
•	Record positive net AUM inflows of $713 million
•	Continued strong investment performance with 87% of investment management assets under management in the top quartile of peer investment managers for the three year performance period.

“Our financial results reflect the actions we have taken to address the challenges we have faced in these unprecedented economic times,” said Timothy L. Vaill, Chairman and CEO. “With the full expectation that we would encounter a recessionary market, we raised $173 million in capital this past July, which accelerated our Company to a position of relative capital strength early on. We are deploying some of that capital now to support the sale of our non-strategic Southern California land and construction loan portfolio. We also hired an experienced and highly qualified new CEO at First Private in August. These actions were important moves to put credit problems behind us and improve the Company’s overall risk profile.”

Vaill continued, “We are focused on growing this franchise. A necessary step to future prosperity is to build a strong foundation. The charge-offs recorded in this quarter reflect steps we have taken to do just that. While the markets remain stressed, it is during times of uncertainty that our high-touch service model allows us to deepen relationships with our clients and make inroads with prospects. The opportunities our affiliates have to hire exceptional relationship managers now and grow our customer base are the best I have seen in years. With our improved position we are poised to take advantage of this environment and the consequential opportunities.”

Key Financials:

•	Revenue for the third quarter was down 2% to $103.7 million, compared to $105.5 million a year ago. On a linked quarter basis, revenue was down $16.3 million, or 14%.

•	Net Interest Income for the third quarter was up 1% to $50.6 million, compared to $50.1 million a year ago. On a linked quarter basis, net interest income was down $1.1 million, or 2%.

•	Total Balance Sheet Assets for the third quarter were up 6% to $7.0 billion, compared to $6.6 billion a year ago. On a linked quarter basis, Balance Sheet Assets were down 2%.

Banking Segment:

•	Total deposits increased 4% during the quarter to $4.6 billion and were up 7% on a year-over-year basis.

•

Total loans decreased 4% during the quarter to $5.4 billion but were up 7% on a year-over-year basis, reflecting the loans charged off during the quarter and the Southern California loans transferred to be Held for Sale.

•

Net charge-offs for the third quarter of 2008, excluding the Southern California Loans Held for Sale, were $0.7 million, which represented less than 1 basis point of total loans compared to $1.8 million of net charge-offs during the second quarter of 2008.

•

Classified loans (loans classified as either sub-standard, doubtful or loss) for the third quarter of 2008 were $175.8 million, down 28% from $245.4 million in the second quarter of 2008. Loans Held for Sale represent $79.2 million, or 45% of these classified loans.

•	Non-accrual loans total $116.8 million in the third quarter of 2008, of which $70.7 million, or 61%, are Southern California Loans Held for Sale.

•

The allowance for credit losses as a percentage of total loans was 1.41%, 43 basis points less than the prior quarter. The decrease was due to loan charge-offs and the transfer of loans to Loans Held for Sale. The allowance for loan loss reserve as a percentage of non-performing assets improved to 136% this quarter, net of Loans Held for Sale.

Wealth Advisory and Investment Management Segment:

•	Record net AUM inflows of $713 million up 100% compared to $354 million last year.

•	Wealth Advisory fees for the third quarter were up 24% to $12.5 million, compared to $10.1 million a year ago. On a linked quarter basis, Wealth Advisory fees were relatively flat, down just 1%.

•	Total Assets Under Management/Advisory decreased 9% or $3.3 billion to $34.7 billion from consolidated and unconsolidated affiliates on a linked quarter basis due to market depreciation.

•

Investment Management and Trust fees for the third quarter were down 6% to $39.1 million, compared to $41.8 million a year ago. On a linked quarter basis, Investment Management and Trust fees were down $3.1 million, or 7%.

“There are a number of positive trends within our banking business segment, exclusive of our Southern California loan portfolio, including a reduction in our classified loans, improved reserves to NPA ratios and enhanced liquidity through steady deposit growth,” said David Kaye, CFO. “We are pleased to be underway with the sale of the Southern California loan portfolio. Accordingly, we are posting a loan loss provision expense of $86.4 million this quarter, 97% directly attributable to this portfolio. With continued declining national economic conditions, we undertook interim impairment testing a quarter early and as a result we are effectively eliminating the goodwill from our banking segment. While the impairment charges add to the noise this quarter, they are more a reflection of where bank stock valuations have trended and less on actual year-over-year performance in our specific banks where we are seeing good progress. After a successful capital raise the Company’s liquidity position is strong and its capital ratios are well above industry averages.”

Jay Cromarty, CEO of the Investment Management and Wealth Advisory Group said, “While market depreciation impacted overall assets under management by $4 billion during the quarter, we were very pleased to achieve net inflows of $713 million, a record high for the Company and a great achievement in this turbulent market. The wealth advisory segment continues to show strong performance with fees up 24% on a year-over-year basis. By conducting rigorous analysis of investments, providing highly diversified investment options, and structuring allocations to appropriately meet client profiles, our firms have been a source of strength to clients during these tumultuous times when client risk tolerance moves from the abstract to the real.”

James Dawson, CEO of the Private Banking Group said, “We were pleased that the amount of classified loans outside of Southern California declined during the quarter. This is a clear indication that the vetting of our loan portfolios over the past year as a result of our own and independent loan reviews has been thorough. We have been very focused on addressing our credit-related challenges in Southern California and with the ultimate sale of that loan portfolio we will have those troubles behind us. At the same time, we have scrutinized the portfolios at all of our banks, strengthened our credit practices, and revised our credit risk management methods.”

Mr. Vaill concluded, “We have strong affiliate partners and our underlying businesses are performing well. We will continue to focus on serving affluent customers in key regions of the United States by providing high-touch service and wealth management solutions. We will also continue our diversified approach across the banking and fee-based segments to ensure financial and operational strength in uncertain times. I am confident that each of our affiliates can capitalize on this environment and grow. With a number of important steps behind us, we are well positioned not only to endure continued headwinds but, more importantly, to build our wealth management franchise in the years ahead.”

Management will hold a conference call at 9:00 a.m. Eastern time on Thursday, October 23, 2008, to discuss its financial results in more detail. To access the call:

Dial In #: (800) 322-5044

International Dial In #: (617) 614-4927

Passcode: 98792385

Replay Information:

Available from 10/23/2008 to 10/30/2008

Dial In #: (888) 286-8010

International Dial In #: (617) 801-6888

Passcode: 55737633

The call will be simultaneously webcast and may be accessed on the Internet by linking through www.bostonprivate.com.

Boston Private Wealth Management Group

Boston Private Wealth Management Group is a national financial services organization comprised of affiliate partners located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company enters demographically attractive markets through a very selective acquisition process and then expands by way of organic growth. It employs a distinct business strategy, empowering its affiliates to best serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance, legal, marketing, and operations. (NASDAQ: BPFH).

For more information about Boston Private, visit the Company’s web site at www.bostonprivate.com.

###

CONTACT:

David Kaye

Chief Financial Officer

Boston Private Financial Holdings, Inc.

617-912-3949

dkaye@bostonprivate.com

Catharine Sheehan

Senior Vice President, Corporate Communications

Boston Private Financial Holdings, Inc.

(617) 912-3767

csheehan@bostonprivate.com

John Hartz

Sloane & Company

212-446-1872

jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on our private banking and asset investment advisory activities, changes in interest rates, competitive pressures from other financial institutions, a further deterioration in general economic conditions on a national basis or in the local markets in which we operate, including changes which adversely affect borrowers’ ability to service and repay our loans, changes in loan defaults and charge-off rates, adequacy of loan loss reserves, unanticipated delays in selling the loans as planned, the passing of adverse government regulation, the risk that goodwill, intangibles and the value of loans and other assets recorded in our financial statements will become further impaired as well as the other risks and uncertainties detailed in our Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. BPFH does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Sept 30, 2008	Sept 30, 2007	December 31, 2007
FINANCIAL DATA:

Total Balance Sheet Assets	$7,021,882	$6,595,539	$6,818,131
Stockholders’ Equity	547,273	690,303	662,461
Investment Securities	843,922	620,821	719,934
Goodwill	109,139	365,849	349,889
Intangible Assets, Net	99,032	124,442	108,349

Commercial Loans	2,469,896	2,143,323	2,318,430
Construction and Land Loans	662,228	830,775	863,651
Residential Mortgage Loans	1,869,669	1,761,538	1,765,217
Home Equity and Other Consumer Loans	378,216	302,360	312,602

Total Loans	5,380,009	5,037,996	5,259,900

Loans Held for Sale	99,352	2,959	6,782

Deposits	4,623,858	4,310,908	4,375,101
Borrowings	1,709,908	1,465,000	1,632,944

Book Value Per Share	$9.55	$18.46	$17.68
Market Price Per Share	$8.74	$27.84	$27.08

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$4,451,000	$4,592,000	$4,738,000
Investment Managers	20,240,000	22,604,000	23,058,000
Wealth Advisory (1)	9,291,000	9,056,000	9,055,000
Less: Inter-company Relationship	(303,000)	(254,000)	(286,000)

Consolidated Affiliate Assets Under Management and Advisory	$33,679,000	$35,998,000	$36,565,000

Unconsolidated	1,000,000	1,188,000	1,188,000

Total Unconsolidated Assets Under Management and Advisory	$34,679,000	$37,186,000	$37,753,000

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	7.79%	10.47%	9.72%
Tangible Equity/Tangible Assets	4.98%	3.28%	3.21%
Allowance for Credit Losses/Total Loans	1.41%	1.11%	1.46%

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
OPERATING RESULTS:

Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$52,420	$51,969	$157,611	$142,949
FTE Adjustment	1,786	1,821	5,527	5,178

Net Interest Income	50,634	50,148	152,084	137,771

Investment Management and Trust Fees:
Private Banking	7,912	7,353	23,895	21,208
Investment Managers	31,203	34,450	97,865	98,601

Total Investment Management Fees	39,115	41,803	121,760	119,809

Total Wealth Advisory Fees	12,508	10,115	37,579	25,116
Other Fees	1,159	3,181	7,867	9,909

Total Fees	52,782	55,099	167,206	154,834

Investment Gains	531	3	1,326	11
(Loss)/Gain on Sale of Loans, Net	(297)	296	418	1,523
Gain on Retirement of Debt	—	—	19,906	—

Total Fees and Other Income	53,016	55,398	188,856	156,368

Total Revenue	103,650	105,546	340,940	294,139

Provision for Loan Losses	137,108	3,738	188,660	5,659

Salaries and Employee Benefits	52,097	50,312	158,809	143,584
Occupancy and Equipment	8,952	8,708	26,734	24,685
Professional Services	6,331	3,953	17,973	11,288
Marketing and Business Development	2,389	2,548	8,445	7,980
Contract Services and Processing	1,943	1,696	5,819	4,740
Amortization of Intangibles	3,335	3,728	10,105	10,785
Provision for Unfunded Loan Commitments	290	(2,029)	(510)	(1,444)
Other	6,712	4,640	18,391	13,122

Total Operating Expense	82,049	73,556	245,766	214,740

Operating (Loss)/Income	(115,507)	28,252	(93,486)	73,740
Westfield Profit Interest Granted	—	—	66,000	—
Warrant Expense	2,233	—	2,233	—
Impairment, Net (7)	196,449	—	233,075	10,054

(Loss)/Income Before Minority Interest and Taxes	(314,189)	28,252	(394,794)	63,686
Minority Interest	1,310	1,509	4,218	2,529

Net (Loss)/Income before Income Taxes	(315,499)	26,743	(399,012)	61,157
Income Tax Expense	(42,138)	9,326	(35,179)	25,830

Net (Loss)/Income	$(273,361)	$17,417	$(363,833)	$35,327

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS:

Net (Loss)/Income as Reported	$(273,361)	$17,417	$(363,833)	$35,327

Cash Basis (Loss)/Earnings (2)
Book Amortization of Purchased Intangibles, Net	$1,818	$2,002	$5,550	$5,803
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,169	1,112	3,449	3,300
Stock options, ESPP, and Other Stock Compensation, Net	1,014	1,036	2,714	3,082
Warrant Expense	2,233	—	2,233	—
Westfield Profit Interest Granted	—	—	66,000	—
Impairment of Goodwill and Intangibles, Net	196,449	—	233,075	10,054

Total Cash Basis Adjustment	$202,683	$4,150	$313,021	$22,239

Cash Basis (Loss)/Earnings	$(70,678)	$21,567	$(50,812)	$57,566

	Three Months Ended		Nine Months Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
PER SHARE DATA: (In thousands, except per share data)

Calculation of Net Income for EPS:

Net (Loss)/Income as Reported	$(273,361)	$17,417	$(363,833)	$35,327
Accretion of Beneficial Conversion Feature (3)	(28,143)	—	(28,143)	—
Dividends Paid on Preferred Securities (3)	(136)	—	(136)	—

Net (Loss)/Income for Basic EPS	(301,640)	17,417	(392,112)	35,327
Interest on Convertible Trust Preferred Securities, Net of Tax	—	750	—	2,250

Net (Loss)/Income for Diluted EPS	$(301,640)	$18,167	$(392,112)	$37,577

Interest on Convertible Trust Preferred Securities, Net of Tax for Cash EPS	$—	$750	$—	2,250

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	50,979	36,976	42,252	36,623
Dilutive Effect of (4):
Stock Options, Stock Grants, and Other	—	1,463	—	1,540
Convertible Trust Preferred Securities	—	3,184	—	3,184
Series A Convertible Preferred Shares	—	—	—	—
Series B Convertible Preferred Shares	—	—	—	—

Dilutive Potential Common Shares	—	4,647	—	4,724
Weighted Average Diluted Shares	50,979	41,623	42,252	41,347
Weighted Average Diluted Shares for cash EPS	50,979	41,623	42,252	41,347
(Loss)/Earnings per Share:
Basic	$(5.92)	$0.47	$(9.28)	$0.96
Diluted	$(5.92)	$0.44	$(9.28)	$0.91

RECONCILIATION OF GAAP EPS TO CASH EPS:
(on a Diluted Basis)

(Loss)/Income Per Share (GAAP Basis)	$(5.92)	$0.44	$(9.28)	$0.91
Cash Basis Adjustment	4.53	0.10	8.08	0.54

Cash Basis (Loss)/Earnings Per Diluted Share	$(1.39)	$0.54	$(1.20)	$1.45

	Three Months Ended		Nine Months Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
OPERATING RATIOS & STATISTICS:
Return on Average Equity	(157.51)%	10.29%	(71.02)%	7.12%
Return on Average Assets	(15.11)%	1.07%	(6.87)%	0.77%
Net Interest Margin	3.22%	3.59%	3.30%	3.52%
Total Fees and Other Income/Total Revenue	51.15%	52.49%	55.39%	53.16%
Loans Charged-off, Net of (Recoveries)	$164,493	$90	$189,117	$(428)

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Three Months Ended			Three Months Ended
	Sept 30, 2008			Sept 30, 2007
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE BALANCE SHEET:

AVERAGE ASSETS
Earnings Assets
Cash and Investments	$975,047	$9,432	3.86%	$775,588	$9,754	5.01%
Loans
Commercial and Construction	3,264,488	51,941	6.29%	2,922,801	57,815	7.77%
Residential Mortgage	1,871,791	28,156	6.02%	1,733,467	26,383	6.09%
Home Equity and Other Consumer	360,393	5,089	5.54%	296,020	6,025	7.94%

Total Earning Assets	6,471,719	94,618	5.80%	5,727,876	99,977	6.90%

Allowance for Loan Losses	(94,133)			(52,170)
Cash and due From Banks	62,199			80,293
Other Assets	796,860			738,978

TOTAL AVERAGE ASSETS	$7,236,645			$6,494,977

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$609,404	$2,333	1.52%	$563,174	$2,983	2.10%
Money Market	1,714,705	9,600	2.23%	1,836,110	15,554	3.36%
Certificate of Deposits	1,620,219	14,490	3.56%	1,067,439	13,067	4.86%

Total Deposits	3,944,328	26,423	2.67%	3,466,723	31,604	3.62%
Junior Subordinated Debentures and Other Long-term Debt	331,645	4,049	4.88%	507,174	5,784	5.47%
FHLB Borrowings and Other	1,389,569	11,726	3.30%	932,362	10,620	4.44%

Total Interest-Bearing Liabilities	5,665,542	42,198	2.95%	4,906,259	48,008	3.87%

Non-interest Bearing Demand Deposits	757,022			762,768
Payables and Other Liabilities	119,861			148,818

Total Liabilities	6,542,425			5,817,845
Stockholders’ Equity	694,220			677,132

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$7,236,645			$6,494,977

Net Interest Income		$52,420			$51,969
Net Interest Margin		3.22%			3.59%

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Nine Months Ended			Nine Months Ended
	Sept 30, 2008			Sept 30, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
AVERAGE BALANCE SHEET:

AVERAGE ASSETS
Earnings Assets
Cash and Investments	$912,208	$28,563	4.17%	$734,807	$27,222	4.93%
Loans
Commercial and Construction	3,208,373	161,226	6.62%	2,698,740	157,872	7.73%
Residential Mortgage	1,833,813	83,061	6.04%	1,641,386	72,575	5.90%
Home Equity and Other Consumer	340,987	15,300	5.89%	279,282	16,647	7.84%

Total Earning Assets	6,295,381	288,150	6.06%	5,354,215	274,316	6.79%

Allowance for Loan Losses	(85,970)			(49,030)
Cash and due From Banks	63,313			76,928
Other Assets	785,205			701,267

TOTAL AVERAGE ASSETS	$7,057,929			$6,083,380

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$649,344	$8,146	1.68%	$557,907	$8,926	2.14%
Money Market	1,733,244	33,578	2.59%	1,859,095	46,991	3.38%
Certificate of Deposits	1,337,197	39,069	3.90%	960,660	34,371	4.78%

Total Deposits	3,719,785	80,793	2.90%	3,377,662	90,288	3.57%
Junior Subordinated Debentures and Other Long-term Debt	416,366	14,206	5.47%	326,920	12,376	5.63%
FHLB Borrowings and Other	1,346,453	35,540	3.47%	846,324	28,703	4.47%

Total Interest-Bearing Liabilities	5,482,604	130,539	3.17%	4,550,906	131,367	3.85%

Non-interest Bearing Demand Deposits	769,970			733,020
Payables and Other Liabilities	122,289			138,251

Total Liabilities	6,374,863			5,422,177
Stockholders’ Equity	683,066			661,203

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$7,057,929			$6,083,380

Net Interest Income		$157,611			$142,949
Net Interest Margin		3.30%			3.52%

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Sept 30,	Sept 30,	December 31,
	2008	2007	2007
PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (5):
Commercial Loans:
New England	$946,263	$826,008	$861,992
Northern California	801,446	664,177	698,353
South Florida	331,212	330,976	339,710
Pacific Northwest	155,927	81,756	153,686

Subtotal Commercial Loans	2,234,848	1,902,917	2,053,741
Southern California	236,377	241,463	265,651

Total Commercial Loans	$2,471,225	$2,144,380	$2,319,392

Construction Loans:
New England	$110,682	$103,311	$123,242
Northern California	204,252	127,866	146,075
South Florida	256,942	270,732	268,731
Pacific Northwest	68,042	62,694	64,431

Subtotal Construction Loans	639,918	564,603	602,479
Southern California	22,310	266,172	261,172

Total Construction Loans	$662,228	$830,775	$863,651

Residential Mortgage Loans:
New England	$1,077,917	$982,848	$1,022,155
Northern California	203,644	135,934	152,417
South Florida	553,745	537,161	553,356
Pacific Northwest	25,237	95,484	24,526

Subtotal Residential Mortgage Loans	1,860,543	1,751,427	1,752,454
Southern California	9,126	10,111	12,763

Total Residential Mortgage Loans	$1,869,669	$1,761,538	$1,765,217

Home Equity and Other Consumer Loans:
New England	$83,461	$47,542	$55,802
Northern California	75,027	51,440	50,700
South Florida	196,142	187,516	191,820
Pacific Northwest	2,706	8,776	4,164

Subtotal Home Equity and Other Consumer Loans	357,336	295,274	302,486
Southern California	13,928	3,984	4,204

Subtotal Home Equity and Other Consumer Loans	$371,264	$299,258	$306,690

Subtotal Private Banking Loans	$5,092,645	$4,514,221	$4,711,160

Southern California	281,741	521,730	543,790

Total Private Banking Loans	$5,374,386	$5,035,951	$5,254,950

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Sept 30, 2008	Sept 30, 2007	December 31, 2007
Allowance for Credit Losses:
New England	$26,224	$23,134	$24,131
Northern California	14,816	11,361	12,111
South Florida	18,731	12,174	12,406
Pacific Northwest	7,311	2,665	2,704

Subtotal Allowance for Credit Losses	67,082	49,334	51,352
Southern California	8,999	6,827	25,695

Total Allowance for Credit Losses	$76,081	$56,161	$77,047

Classified Loans (6):
New England	$8,466	$12,627	$12,807
Northern California	5,391	—	—
South Florida	56,927	12,459	25,559
Southern California	7,083	—	—
Pacific Northwest	18,722	1,558	1,236

Subtotal Classified Loans	96,589	26,644	39,602
Loans Held for Sale	79,212	9,899	80,499

Total Classified Loans	$175,801	$36,543	$120,101

Non-accrual Loans:
New England	$6,944	$3,710	$7,390
Northern California	726	—	—
South Florida	32,726	12,463	18,508
Southern California	1,732	9,401	26,725
Pacific Northwest	3,982	—	—

Subtotal Non-accrual Loans	46,110	25,574	52,623
Loans Held for Sale	70,716	—	—

Total Non-accrual Loans	$116,826	$25,574	$52,623

Loans 30-89 Days Past Due:
New England	$3,740	$3,409	$9,412
Northern California	350	—	479
South Florida	4,202	9,053	3,944
Southern California	6,186	1,267	8,453
Pacific Northwest	918	—	75

Subtotal Loans 30-89 Days Past Due	15,396	13,729	22,363
Loans Held for Sale	9,540	—	—

Total Loans 30-89 Days Past Due	$24,936	$13,729	$22,363

Loans Charged-off, Net of (Recoveries) for the Three Months Ended:
New England	$448	$(1)	$4
Northern California	(3)	14	10
South Florida	239	76	480
Pacific Northwest	—	1	12

Subtotal Net Loans Charged-off/(Recovered)	684	90	506
Southern California	163,809	—	—

Total Net Loans Charged-off/(Recovered)	$164,493	$90	$506

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Sept 30, 2008	June 30, 2008
FINANCIAL DATA:

Total Balance Sheet Assets	$7,021,882	$7,182,608
Stockholders’ Equity	547,273	641,555
Investment Securities	843,922	798,111
Goodwill	109,139	317,733
Intangible Assets, Net	99,032	101,594

Commercial Loans	2,469,896	2,488,576
Construction and Land Loans	662,228	866,665
Residential Mortgage Loans	1,869,669	1,885,928
Home Equity and Other Consumer Loans	378,216	354,896

Total Loans	5,380,009	5,596,065

Loans Held for Sale	99,352	13,552

Deposits	4,623,858	4,462,607
Borrowings	1,709,908	1,947,619

Book Value Per Share	$9.55	$16.63
Market Price Per Share	$8.74	$5.67

ASSETS UNDER MANAGEMENT AND ADVISORY:

Private Banking	$4,451,000	$4,653,000
Investment Managers	20,240,000	22,930,000
Wealth Advisory	9,291,000	9,705,000
Less: Inter-company Relationship	(303,000)	(317,000)

Consolidated Affiliate Assets Under Management and Advisory	$33,679,000	$36,971,000
Unconsolidated	1,000,000	1,022,000

Total Unconsolidated Assets Under Management and Advisory	$34,679,000	$37,993,000

FINANCIAL RATIOS:
Stockholders’ Equity/Total Assets	7.79%	8.93%
Tangible Equity/Tangible Assets	4.98%	3.29%
Allowance for Credit Losses/Total Loans	1.41%	1.84%

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Three Months Ended
	Sept 30, 2008	June 30, 2008

OPERATING RESULTS:

Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$52,420	$53,653
FTE Adjustment	1,786	1,874

Net Interest Income	50,634	51,779

Investment Management and Trust Fees:
Private Banking	7,912	8,167
Investment Managers	31,203	34,088

Total Investment Management Fees	39,115	42,255
Total Wealth Advisory Fees	12,508	12,684
Other Fees	1,159	3,754

Total Fees	52,782	58,693

Investment Gains \ Losses	531	193
(Loss)/Gain on Sale of Loans, Net	(297)	714
Gain on Retirement of Debt	—	8,582

Total Fees and Other Income	53,016	68,182

Total Revenue	103,650	119,961

Provision for Loan Losses	137,108	31,904

Salaries and Employee Benefits	52,097	53,869
Occupancy and Equipment	8,952	8,852
Professional Services	6,331	6,664
Marketing and Business Development	2,389	3,170
Contract Services and Processing	1,943	2,017
Amortization of Intangibles	3,335	3,550
Provision for Unfunded Loan Commitments	290	(892)
Other	6,712	6,250

Total Operating Expense	82,049	83,480

Operating (Loss)/ Income	(115,507)	4,577
Westfield Profit Interest Granted	—	66,000
Warrant Expense	2,233
Impairment, Net (7)	196,449	16,026

Loss Before Minority Interest and Taxes	(314,189)	(77,449)
Minority Interest	1,310	1,406

Loss Before Income Taxes	(315,499)	(78,855)
Income Tax Expense	(42,138)	1,773

Net Loss	(273,361)	$(80,628)

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Three Months Ended
	Sept 30, 2008	June 30, 2008
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS:

Net Loss (GAAP Basis)	$(273,361)	$(80,628)

Cash Basis (Loss)/Earnings (2)
Book Amortization of Purchased Intangibles, Net	1,818	1,947
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,169	1,145
Stock options, ESPP, and Other Stock Compensation, Net	1,014	66,867
Warrant Expense	2,233
Westfield Profit Interest Granted	—
Impairment of Goodwill and Intangibles, Net (7)	196,449	16,026

Total Cash Basis Adjustment	202,683	85,985

Cash Basis (Loss)/Earnings	$(70,678)	$5,357

	Three Months Ended
	Sept 30, 2008	June 30, 2008
PER SHARE DATA: (In thousands, except per share data)

Calculation of Net Income for EPS:

Net Loss as Reported	$(273,361)	$(80,628)
Accretion of Beneficial Conversion Feature (3)	(28,143)	—
Dividends Paid on Preferred Securities (3)	(136)	—

Net (Loss) for Basic EPS	(301,640)	(80,628)

Interest on Convertible Trust Preferred Securities, Net of Tax	—	—

Net Loss for Diluted EPS	$(301,640)	$(80,628)

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	50,979	38,172
Dilutive Effect of (4):
Stock Options, Stock Grants, and Other	—	—
Convertible Trust Preferred Securities	—	—
Series A Convertible Preferred Shares	—	—
Series B Convertible Preferred Shares	—	—

Dilutive Potential Common Shares	—	—
Weighted Average Diluted Shares	50,979	38,172
Weighted Average Diluted Shares for Cash EPS	50,979	39,146

Loss per Share:
Basic	$(5.92)	$(2.11)
Diluted	$(5.92)	$(2.11)

RECONCILIATION OF GAAP EPS TO CASH EPS:
(on a Diluted Basis)

Loss Per Share	$(5.92)	$(2.11)
Cash Basis Adjustment	4.53	2.25

Cash Basis (Loss)/Earnings Per Diluted Share	$(1.39)	$0.14

OPERATING RATIOS & STATISTICS:
Return on Average Equity	(157.51)%	(44.48)%
Return on Average Assets	(15.11)%	(4.55)%
Net Interest Margin	3.22%	3.39%
Total Fees and Other Income/Total Revenue	51.15%	56.84%
Net Loans Charged-off / (Recovered)	$164,493	$22,936

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Sept 30, 2008	June 30, 2008
PRIVATE BANKING LOAN DATA AND CREDIT QUALITY (5):
Commercial Loans:
New England	$946,263	$948,583
Northern California	801,446	775,093
South Florida	331,212	338,648
Pacific Northwest	155,927	160,347

Subtotal Commercial Loans	2,234,848	2,222,671
Southern California	236,377	266,785

Total Commercial Loans	$2,471,225	$2,489,456

Construction Loans:
New England	$110,682	$115,897
Northern California	204,252	169,507
South Florida	256,942	271,727
Pacific Northwest	68,042	68,014

Subtotal Construction Loans	639,918	625,145
Southern California	22,310	241,520

Total Construction Loans	$662,228	$866,665

Residential Mortgage Loans:
New England	$1,077,917	$1,109,596
Northern California	203,644	189,791
South Florida	553,745	548,565
Pacific Northwest	25,237	25,922

Total Residential Mortgage Loans	1,860,543	1,873,874
Southern California	9,126	12,054

Total Residential Mortgage Loans	$1,869,669	$1,885,928

Home Equity and Other Consumer Loans:
New England	$83,461	$69,801
Northern California	75,027	64,777
South Florida	196,142	196,872
Pacific Northwest	2,706	2,702

Subtotal Home Equity and Other Consumer Loans	357,336	334,152
Southern California	13,928	13,483

Total Home Equity and Other Consumer Loans	$371,264	$347,635

Subtotal Private Banking Loans	$5,092,645	$5,055,842

Southern California	281,741	533,842

Total Private Banking Loans	$5,374,386	$5,589,684

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

	Sept 30, 2008	June 30, 2008
Allowance for Credit Losses:
New England	$26,224	$25,423
Northern California	14,816	13,488
South Florida	18,731	16,965
Pacific Northwest	7,311	7,261

Subtotal Allowance for Credit Losses:	67,082	63,137
Southern California	8,999	40,039

Total Allowance for Credit Losses:	$76,081	$103,176

Classified Loans (6):
New England	$8,466	$9,300
Northern California	5,391	5,336
South Florida	56,927	55,865
Southern California	7,083	152,887
Pacific Northwest	18,722	22,025

Subtotal Classified Loans	96,589	245,413
Loans Held for Sale	79,212	—

Total Classified Loans	$175,801	$245,413

Non-accrual Loans:
New England	$6,944	$7,794
Northern California	726	726
South Florida	32,726	25,029
Southern California	1,732	69,356
Pacific Northwest	3,982	2,213

Subtotal Non-accrual Loans	46,110	105,118
Loans Held for Sale	70,716	—

Total Non-accrual Loans	$116,826	$105,118

Loans 30-89 days past due:
New England	$3,740	$2,894
Northern California	350	—
South Florida	4,202	2,924
Southern California	6,186	22,932
Pacific Northwest	918	1,769

Subtotal Loans 30-89 Days Past Due	15,396	30,519
Loans Held for Sale	9,540	—

Total Loans 30-89 Days Past Due	$24,936	$30,519

Loans Charged-off, Net of (Recoveries) for the Three Months Ended:
New England	$448	$953
Northern California	(3)	1
South Florida	239	365
Pacific Northwest	—	500

Subtotal Net Loans Charged-off/(Recovered)	684	1,819
Southern California	163,809	21,117

Total Net Loans Charged-off/(Recovered)	$164,493	$22,936

Boston Private Financial Holdings, Inc. Selected Financial Data (In Thousands, except share data) (Unaudited)

(1)	The Company went from a minority to majority ownership of Bingham, Osborn, & Scarborough in Q3 2007.

Prior period financial information is included with Earnings in Equity Investments.

Prior period AUM data is shown for comparative purposes as being included with the consolidated Company.

(2)	The Company calculates its cash earnings/(loss) by adjusting net income/(loss) to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price allocated to goodwill, which is deductible over a 15 year life, impairment, certain non-cash share based compensation plans (net of tax), and warrant expense. The tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The Company uses certain non-GAAP financial measures, such as Cash Earnings/(Loss), to provide information for investors to effectively analyze financial trends of ongoing business activities.

(3)	Accretion of the beneficial conversion feature and dividends paid on the preferred securities that the Company issued during the third quarter of 2008. In accordance with EITF 98-5 Accounting for Convertible securities with Beneficial Conversion Features or Contingently Adjustable Conversions, the beneficial conversion feature is accounted for as a preferred stock dividend and reduces the income available to common shareholders.

(4)	The diluted EPS computation for the three and nine months ended September 30, 2008, does not assume; exercise or contingent issuance of options or other dilutive securities; conversion of the convertible trust preferred securities or the two classes of the preferred securities; nor the exercise of the warrants because the results would have been antidilutive. As a result of the antidilution the potential common shares excluded from the diluted EPS computation are as follows:

	Three Months Ended	Nine Months Ended
	September 30, 2008
Potential common shares from the convertible trust preferred securities	3,229	3,201
Potential common shares from the exercise or contingent issuance	—	—
of the options or other dilutive securities	1,087	1,025
Potential common shares from the conversion of the two classes of preferred stock	9,318	3,140
Potential common shares from the exercise of the warrants	984	332

In addition if the effect of the conversion of the trust preferred securities would have been dilutive, interest expense, net of tax, related to the convertible trust preferred securities of $0.7 million and $2.2 million would be added back to net income for diluted EPS computations for the three and nine months ended September 30, 2008, respectively.

(5)	The concentration of the Private Banking loan data and credit quality is based on the location of the lender.

(6)	Classified loans include loans classified as either substandard, doubtful, or loss.

(7)	Gross impairment expense for the three and nine months ended September 30, 2008 was $209.9 million and $247.9 million, respectively. Gross impairment expense for the three months ended June 30, 2008 was $17.4 million.